Exhibit 99.2

Fourth Quarter and Fiscal Year 2013 Earnings Call August 28, 2013 1

Forward‐Looking Statements and Use of Non‐GAAP Financial Measures This presentation contains forward‐looking statements, including statements regarding future sales, expected operating performance, expenses, margins, profitability, earnings, interest expense, effective tax rate, merchandising and marketing initiatives and industry growth forecasts. Forward‐looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the results expressed in the forward-looking statements. These factors include, but are not limited to: if the general economy performs poorly, discretionary spending on goods that are, or are perceived to be, “luxuries” may decrease; the concentration of a substantial portion of the Company’s sales in three, relatively brief selling seasons means that the Company’s performance is more susceptible to disruptions; if the Company does not achieve targeted sales growth its operating results and earnings will be adversely impacted; most of the Company’s sales are of products that include diamonds, precious metals and other commodities, and fluctuations in the availability and pricing of commodities could impact the Company’s ability to obtain and produce products at favorable prices; the Company’s sales are dependent upon mall traffic; the Company operates in a highly competitive industry; the financing market remains difficult, and if we are unable to meet the financial commitments in our current financing arrangements it will be difficult to replace or restructure these arrangements; and changes in regulatory requirements may increase the cost or adversely affect the Company’s operations and its ability to provide consumer credit and write credit insurance. For other factors, see the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the fiscal year ended July 31, 2012, and subsequent reports on Forms 10‐Q and 8‐K. The Company disclaims any obligation to update or revise publicly or otherwise any forward‐looking statements to reflect subsequent events, new information or future circumstances, except as required by law. This presentation contains certain non‐GAAP measures as defined by SEC rules. One of these non‐GAAP measures is EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization. A second non‐GAAP measure is adjusted EBITDA, which is further adjusted to exclude charges related to store closures. We use these measurements as part of our evaluation of the performance of the Company. In addition, we believe these measures provide useful information to investors. Please refer to the appendix at the back of this presentation for a reconciliation of these non‐GAAP measures to the most comparable GAAP financial measures. 2

Q4 Fiscal Year 2013 Financial Highlights Comparable store sales (1) Up 5.6%...follows an 8.3% rise in Q4 FY12 Zales branded stores up 8.1%...follows a 12.3% rise in Q4 FY12 Peoples branded stores up 7.0% at constant exchange rates…follows a 9.9% rise in Q4 FY12 Driven by strong performance of exclusive, branded products…13% of fine jewelry revenue in Q4 Continued improvement in margin and profitability Gross margin up 150 basis points to 53.1% Operating margin up 120 basis points to (0.7)% Bottom line improvement of $11.7 million to a net loss of $8 million (1) Comparable Store Sales exclude revenue recognized from warranties. The sales results of new stores are included beginning with the thirteenth full month of operations, and the sales results of closed stores are excluded from the calculation. 3

Fiscal Year 2013 Highlights Achieved $10 million net income…highest net income since fiscal year 2007 Diluted earnings per share of $0.24, up $1.09 compared to prior year Gross margin up 60 basis points to 52.1% Operating margin up 90 basis points to 1.9% Comparable store sales Comparable store sales up 3.3%...follows a 6.9% rise in FY12 Zales branded stores up 4.7%...follows a 10.8% rise in FY12 Peoples branded stores up 4.8% at constant exchange rates…follows a 5.9% rise in FY12 Continued success of exclusive, branded merchandise Increased mix to 11% of fine jewelry revenue from 8% in prior year Reduced debt by $43 million Signed multi‐year private label credit card program agreement with Alliance Data Systems Launched sourcing initiative…an important catalyst to future gross margin improvement Terry Burman appointed chairman of the board 4

Highlights of Alliance Data Systems Agreement Multi‐year U.S. private label credit card program Commencement of prime lending to begin no later than October 1, 2015 Option to participate in certain special financing prior to commencement Initial term of seven years from commencement date Alliance Data has the option to extend the initial term by two years if certain metrics are achieved 5

Key Benefits of Alliance Data Systems Agreement Private label credit, marketing, analytical and technical services designed to generate sales and enhance brand affinity Multi‐tender marketing toolset and expertise Sophisticated analytics Omnichannel customer acquisition and CRM tools Innovative tablet and mobile marketing solutions Fiscal Year 2013 Cash Flow Commencement payment of $38 million received in July 2013…will be amortized over term of the agreement as a reduction of merchant fees beginning on commencement date Ongoing Cost Efficiencies Significantly lower merchant fees 6

Q4 Fiscal Year 2013 Financial Highlights (1) Revenues increased $10 million to $417 million Comparable store sales up 5.6% Offset by 84 net store closures Gross margin at $222 million, or 53.1%, compared to $210 million, or 51.6% SG&A expense of $216 million, or 51.9% of revenues, compared to $208 million, or 51.0% of revenues Operating loss of $3 million, or 0.7% of revenues, compared to operating loss of $8 million, or 1.9% of revenues Interest expense of $6 million compared to $15 million Net loss of $8 million, or $0.25 per diluted share, an improvement of $12 million, or $0.36 per share (1) All comparisons are to Q4 Fiscal Year 2012 7

Drivers of Improvement in Net Loss Q4 FY12 to Q4 FY13 (In Millions of USD) ($19.7) $11.7 ($8.8) $8.9  ($0.1) ($8.0) Q4 FY12 Gross Margin Improvement Higher SG&A Interest Expense Improvement Depreciation / Other Q4 FY13 $11.7 Million Improvement 8

Q4 Fiscal Year 2013 Comparable Store Sales Detail (1) Total Company up 5.6%, following an 8.3% rise in Q4 FY12 Up 5.8% at constant exchange rates Zales branded stores up 8.1%, following a 12.3% rise in Q4 FY12 U.S. Fine Jewelry brands up 7.2%, following an 11.2% rise in Q4 FY12 Peoples branded stores up 5.6%, following a 4.7% rise in Q4 FY12 Up 7.0% at constant exchange rates Canadian Fine Jewelry brands up 3.3%, following a 2.0% rise in Q4 FY12 Up 4.7% at constant exchange rates Piercing Pagoda up 0.3%, following a 2.7% rise in Q4 FY12 (1) Comparable store sales include associated ecommerce businesses 9

Q4 Fiscal Year 2013 Balance Sheet and Liquidity Cash and cash equivalents of $17 million compared to $25 million at July 31, 2012 Inventory stood at $768 million compared to $742 million at July 31, 2012 Total debt at $410 million, down $43 million from $453 million at July 31, 2012 Current net revolver availability at $242 million Fixed charge coverage ratio at 2.7, above key threshold of 1.0 10

Fiscal Year 2013 Financial Highlights (1) Revenues increased $21 million to $1.9 billion Comparable store sales up 3.3% Partially offset by 84 net store closures Gross margin at $984 million, or 52.1%, compared to $961 million, or 51.5% SG&A expense of $916 million, or 48.5% of revenues, compared to $902 million, or 48.3% of revenues Operating profit of $35 million, or 1.9% of revenues, compared to $19 million, or 1.0% of revenues Interest expense of $23 million compared to $45 million Net earnings of $10 million, or $0.24 per diluted share, an increase of $37 million, or $1.09 per share (1) All comparisons are to Fiscal Year 2012 11

Drivers of Improvement in Net Earnings Fiscal Year 2012 to Fiscal Year 2013 (In Millions of USD) ($27.3) $23.1 ($14.0) $21.5 $2.7 $4.0 $10.0 Fiscal Year 2012 Gross Margin Improvement Higher SG&A Interest Expense Improvement Other (Gains) Charges Lower Depreciation / Other Fiscal Year 2013 Legal settlement Lower closed store charges $37.3 Million Improvement 12

Strategic Focus for Fiscal Year 2014 Prudently investing in our business to drive profitable growth and long‐term shareholder value Grow exclusive, branded collections to 13%+ Enhance store sales productivity Expand gross margin through sourcing and other initiatives Invest in our people Increase promotion and marketing effectiveness Advance omnichannel integration Position company for accelerated growth in FY15 and beyond 13

Fiscal Year 2014 Continued revenue growth Positive comps driven by Zales and Peoples and by increased penetration of exclusive, branded products Partially offset by net store closures (approximately 250 basis points) Majority in regional brands, Gordon’s and Mappins Total net closures of 50 – 55 retail locations Operating margin expansion of 50+ basis points Net benefits from sourcing efficiencies and commodity costs Partially offset by higher investments in SG&A Tax expense of about $2 to $3 million Interest expense approximately flat with FY13 Capital expenditures of $40 to $45 million New store openings and remodels in core brands IT infrastructure investments…point‐of‐sale systems and store modernization 14

Appendix 15

Fiscal Year 2013 Comparable Store Sales Detail (1) Total Company up 3.3%, following a 6.9% rise in the prior year Up 3.1% at constant exchange rates Zales branded stores up 4.7%, following a 10.8% rise in the prior year U.S. Fine Jewelry brands up 3.7%, following a 9.5% rise in the prior year Peoples branded stores up 5.7%, following a 4.3% rise in the prior year Up 4.8% at constant exchange rates Canadian Fine Jewelry brands up 3.1%, following a 2.9% rise in the prior year Up 2.2% at constant exchange rates Piercing Pagoda up 1.3%, following a 1.0% decline in the prior year (1) Comparable store sales include associated ecommerce businesses 16

Trailing Twelve Months Adjusted EBITDA (1) (2) (In Millions of USD) ($ in Millions) -$90 -$55 -$42 -$3 $14 $14 $32 $31 $42 $57 $55 $63 $66 $69 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12 Q1 FY13 Q2 FY13 Q3 FY13 Q4 FY13 (1) Adjusted EBITDA is a non‐GAAP measure defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude charges related to store closures. Please refer to the appendix at the back of this presentation for a reconciliation of this non‐GAAP measure to the most comparable GAAP financial measure. (2) Beginning in the first quarter of fiscal 2012, we changed the method of recognizing revenue related to lifetime warranties. The change positively impacted fiscal 2012 revenues by approximately $35 million. 17

Reconciliation of Trailing Twelve Months Loss from Continuing Operations to Adjusted EBITDA

ZALE CORPORATION AND SUBSIDIARIES
(In thousands)

	For the Twelve Months Ended													
	April 30, 2010	July 31, 2010	October 31, 2010	January 31, 2011	April 30, 2011	July 31, 2011	October 31, 2011	January 31, 2012	April 30, 2012	July 31, 2012	October 31, 2012	January 31, 2013	April 30, 2013	July 31, 2013
Loss from continuing operations	$(133,816)	$(95,790)	$ (133,230)	$ (112,659)	$(107,956)	$(112,042)	$ (46,609)	$ (45,421)	$(39,933)	$(26,896)	$ (23,440)	$ (11,162)	$(1,670)	$10,012
Interest expense	7,691	15,657	69,056	76,466	83,165	82,619	37,228	38,197	39,321	44,649	40,562	36,221	32,112	23,183
Income tax (benefit) expense	(47,618)	(28,750)	(30,075)	(11,647)	(3,761)	1,557	980	(1,592)	3,437	1,365	1,480	1,624	(36)	1,924
Depreciation and amortization	52,573	50,005	47,364	44,753	42,933	41,327	40,493	39,229	38,731	37,887	36,871	36,183	35,225	33,771
EBITDA	(121,170)	(58,878)	(46,885)	(3,087)	14,381	13,461	32,092	30,413	41,556	57,005	55,473	62,866	65,631	68,890
Store closure adjustments	30,743	3,426	4,546	46	(219)	285	(337)	609	499	222	(189)	(256)	201	324
Adjusted EBITDA	$ (90,427)	$(55,452)	$ (42,339)	$ (3,041)	$ 14,162	$ 13,746	$ 31,755	$ 31,022	$ 42,055	$ 57,227	$ 55,284	$ 62,610	$65,832	$69,214


CELEBRATION FIRE™

ZALE CORPORATION 18

Store Count by Brand Change from April 30, 2013 to July 31, 2013 Zales Gordon's Outlet Peoples Mappins Total Fine Jewelry Stores Piercing Pagoda Total Retail Locations April 30, 2013 618 127 128 147 56 1,076 631 1,707 Opened ‐ ‐ 1 ‐ ‐ 1 7 8 Closed (4) (5) (2) (1) (1) (13) (8) (21) July 31, 2013 614 122 127 146 55 1,064 630 1,694 Change from July 31, 2012 to July 31, 2013 Zales Gordon's Outlet Peoples Mappins Total Fine Jewelry Stores Piercing Pagoda Total Retail Locations July 31, 2012 639 147 132 147 59 1,124 654 1,778 Opened ‐ ‐ 1 ‐ ‐ 1 12 13 Closed (25) (25) (6) (1) (4) (61) (36) (97) July 31, 2013 614 122 127 146 55 1,064 630 1,694 19